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                                                                    EXHIBIT 23.5


             [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]



               CONSENT OF NETHERLAND, SEWELL, & ASSOCIATES, INC.


     We consent to the incorporation by reference into Amendment No. 1 to the Form S-4 Registration Statement of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and to its reports listed below regarding the Southern Mineral Corporation proved reserves estimates contained in its Annual Report on Form 10-KSB/A for the year ended December 31, 1996.

     1. Report of domestic proved reserves estimates as of January 1, 1996 dated March 1, 1996.
     2. Audit of domestic proved reserves estimates as of January 1, 1997 dated February 25, 1997.


                         NETHERLAND, SEWELL, & ASSOCIATES, INC.



                         By: /s/ DANNY D. SIMMONS
                            --------------------------------
                             Danny D. Simmons
                             Senior Vice President


Houston, Texas
December 22, 1997